UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers.

On November 12, 2021, Mr. Jiangping (Gary) Xiao tendered his resignation as the director of the board of directors of Takung Art Co., Ltd. (the “Company”) with immediate effect. Mr. Xiao’s decision to resign was not a result of any disagreements with the Company on any matter related to the operations, policies, or practices of the Company.

The Company is actively looking for a qualified candidate to fill the vacancy result from Mr. Xiao’s resignation and expects to appoint new director within the cure period as permitted under the company’s guide of NYSE American.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2021

/s/ Kwok Leung Paul Li
Name: Kwok Leung Paul Li
Title: Chief Executive Officer